UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2021

RATTLER MIDSTREAM LP

(Exact Name of Registrant as Specified in Charter)

DE	001-38919	83-1404608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, TX	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	RTLR	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2021, Rattler Midstream Operating LLC (“Rattler OpCo”), a subsidiary of Rattler Midstream LP (“Rattler”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Diamondback E&P LLC, a Delaware limited liability company(“E&P”), QEP Energy Company, a Delaware corporation (“QEP”), and Guidon Anchor LLC, a Delaware limited liability company (“Guidon Anchor”), each a subsidiary of Rattler’s parent Diamondback Energy, Inc. (“Diamondback”). E&P, QEP and Guidon Anchor are collectively referred to herein as the seller. The Purchase Agreement provides for Rattler Opco’s acquisition from the seller of certain water midstream assets (the “Assets”) for $160 million in cash in a drop down transaction. The Assets consist primarily of produced water gathering and disposal systems, produced water recycling facilities, and sourced water gathering and storage assets acquired by Diamondback through transactions with QEP Resources, Inc. and Guidon Operating LLC and certain of its affiliates in early 2021. Under the Purchase Agreement, Rattler OpCo and the seller have also mutually agreed to amend their commercial agreements covering produced water gathering and disposal and sourced water gathering services to add certain Diamondback leasehold acreage to the Rattler dedication. Rattler OpCo intends to fund the transaction with cash on hand and borrowings under its revolving credit facility. The transaction, which was approved by the Conflicts Committee of the board of directors of Rattler Midstream GP LLC, the general partner of Rattler, is expected to close in the fourth quarter of 2021, subject to customary closing conditions. Diamondback beneficially owns all of Rattler’s outstanding Class B units, representing approximately 73% of Rattler’s total units outstanding. Diamondback owns and controls the general partner of Rattler.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions of the parties.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2021, Rattler issued a press release announcing the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

2.1*#	Purchase and Sale Agreement, dated October 19, 2021, by and among Diamondback E&P LLC, QEP Energy Company and Guidon Anchor LLC, as seller, and Rattler Midstream Operating LLC, as purchaser.

99.1**	Press Release dated October 21, 2021, entitled “Rattler Midstream LP, a Subsidiary of Diamondback Energy, Inc., Announces Drop Down Transaction.”

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.
**	Furnished herewith.
#	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATTLER MIDSTREAM LP

	By:	Rattler Midstream GP LLC, its general partner
Date: October 21, 2021
	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary